UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2011, ACI Worldwide, Inc. (“ACI”), Antelope Acquisition Co. LLC, a wholly owned indirect subsidiary of ACI, and S1 Corporation (“S1”) entered into a Transaction Agreement providing for the acquisition of S1 by ACI. Pursuant to the Transaction Agreement, ACI will amend its existing exchange offer to exchange each of the issued and outstanding shares of S1 common stock for $6.62 per share in cash and 0.1064 shares of ACI common stock, assuming full proration, which represents an increase of $0.42 per share in cash from ACI’s previous offer. As of the close of trading on September 30, 2011, such consideration had a blended value of $9.55 per share.

Attached as Exhibit 99.1 is the joint press release published by ACI and S1 announcing the transaction. The Transaction Agreement is attached as Exhibit 2.1, to which reference is made for the completeness of the description of the transaction. Exhibits 99.1 and 2.1 are incorporated herein by reference.

Forward-Looking Statements

This communication contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The safe harbor provisions of the Private Securities Litigation Reform Act of 1995 do not apply to any forward-looking statements made in connection with an exchange offer.

We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include, but are not limited to, the following: (1) that a transaction between ACI and S1 may not be completed on a timely basis and on favorable terms, (2) negative effects on ACI’s business or S1’s business resulting from the pendency of the proposed transaction, (3) that ACI may not achieve the synergies and other expected benefits within the expected time or in the amounts it anticipates, and (4) that ACI may not be able to promptly and effectively integrate the merged businesses. Other factors that could materially affect ACI’s and S1’s respective businesses and actual results of operations are discussed in their most recent Annual Reports on Form 10-K, as well as other filings with the SEC, available on the SEC’s website located at www.sec.gov.

Available Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ACI has filed with the SEC a registration statement on Form S-4 containing a prospectus and other documents with respect to the proposed acquisition of S1 and will file an amendment to it by October 13, 2011, to reflect the agreement announced today. S1 will file an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF S1 AND ACI ARE URGED TO READ THE APPLICABLE PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of the registration statement, prospectus and other documents filed with the SEC by ACI and S1 through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ACI will be available free of charge on ACI’s internet website at www.aciworldwide.com or by contacting ACI’s Investor Relations Department at 646-348-6706. Free copies of the documents filed by S1 with the SEC with respect to the exchange offer may be obtained by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com.

Item 8.01.	Other Events.

On October 3, 2011, ACI and S1 issued a joint press release announcing that ACI has entered into an agreement with S1 to acquire S1 through the Exchange Offer and the Merger. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Transaction Agreement, dated October 3, 2011, by and among ACI Worldwide, Inc., Antelope Acquisition Co. LLC and S1 Corporation*

99.1	Press Release, dated October 3, 2011.

*	The disclosure schedules to the Transaction Agreement are not being filed herewith pursuant to Item 601(b)(2) of Regulation S-K under the Exchange Act. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2011

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes

Name:	Dennis P. Byrnes
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement, dated October 3, 2011, by and among ACI Worldwide, Inc., Antelope Acquisition Co. LLC and S1 Corporation*

99.1	Press Release, dated October 3, 2011.

*	The disclosure schedules to the Transaction Agreement are not being filed herewith pursuant to Item 601(b)(2) of Regulation S-K under the Exchange Act. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.